The American Funds Tax-Exempt Series II
                             333 South Hope Street
                       Los Angeles, California 90071-1406
                              Phone (213) 486 9200


                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



ABNER D. GOLDSTINE, President and PEO, and ANTHONY W. HYNES, JR., Treasurer of The American Funds Tax-Exempt Series II (the "Registrant"), each certify to the best of his knowledge that:

1) The Registrant's periodic report on Form N-CSR for the period ended August 31, 2003 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2) The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chief Executive Officer                     Chief Financial Officer

The American Funds                          The American Funds
Tax-Exempt Series II                        Tax-Exempt Series II


/s/ Abner D. Goldstine                       /s/ Anthony W. Hynes, Jr.
----------------------------                -----------------------------
Abner D. Goldstine, President               Anthony W. Hynes, Jr., Treasurer

Date: November 7, 2003                      Date: November 7, 2003


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to The American Funds Tax-Exempt Series II Fund of California and will be retained by The American Funds Tax-Exempt Series II and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.